EXHIBIT 23B


                          Independent Auditors' Consent


The Board of Directors
Nastech Pharmaceutical Company Inc

We consent to the use of our report dated February 11, 2002 with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. and subsidiary as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2001, incorporated herein by reference.


                                                /s/ KPMG LLP


Melville, New York
July 8, 2002